Exhibit 10.13

STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 25                       day of                       OCTOBER                       in the year                       2010                      , between

                    432 PARK SOUTH REALTY CO. LLC, with offices at 116 EAST 27TH STREET, NEW YORK, NEW YORK 10016 party of the first part, hereinafter referred to as OWNER, and         PHREESIA. INC., presently located at 110 EAST 23RD STREET, NEW

YORK, NEW YORK 10010

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner                                                            ENTIRE 12TH FLOOR

in the building known as                                                                                           432 PARK AVENUE SOUTH

in the Borough of             MANHATTAN                         , City of New York, for the term of                                 THREE (3) YEARS

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the

                    1ST                     day of                     FEBRUARY                     in the year                             2011                             , and to end on the

                    31ST                   day of                     JANUARY                         in the year                                     2014                                                      , and

both dates inclusive, at the annual rental rate of             AS PER PARAGRAPH 42.01 OF RIDER ANNEXED HERETO AND MADE PART

HEREOF.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate in writing without any setoff or deduction whatsoever, except that Tenant shall pay the first                                                                monthly installment(s) on the execution hereof (unless this lease be a renewal).

                    In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest. Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

                    The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent:                      1.         Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:           2.         Tenant shall use and occupy the demised premises for                 GENERAL AND EXECUTIVE OFFICES AND USES ANCILLARY THERETO

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Such consent shall not be unreasonably withheld or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations additions or improvements which are nonstructural and which do not affect adversly utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner,

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the omission, improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) business days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to the gross negligence of Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire

Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or misconduct of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then and additional rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law. Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives. successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet. or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity that which currently services the Premises, defined as 300 AMPS, 120 VOLTS, three (3) phase, for (4) wire service. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use. maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to he used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, not shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised promises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is subject to the riders annexed hereto with respect to Owner’s work, If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business. Tenant shall be responsible for, and shall procure and maintain, such license or permit. Tenant will agree not to use or occupy the demised premises in violation of current zoning resrtictions. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and procure and maintain such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events.: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the dale of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting, shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within forty-five (45) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days Tenant shall have failed to comply with or remedy such default, or If the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced during such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the team thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised promises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease. Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become duo thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the name for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary preceding and other remedies were not herein provided for. Mention is this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to he observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) business days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevator, stairs, toilets or other public parts of the building, and to change the name, number of designation by which the building may be known, There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or premises with respect to the physical condition of the building, the land upon which it is erected, the demised promises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the name “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised promises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the around leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner in unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease and any additional rent. The provisions of this article arc intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall he deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any cheek or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall he deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possesion, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, Including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the Other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owners sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease. Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either parly may, by notice as aforesaid, designate a different address or addresses for notices, statements demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the motor and the cost of the installation. Throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said motor as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system, If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied other premises, Tenant shall pay to Owner, as additional rent, on the first day of each month,        % ($ 150) of the total meter charges as Tenant’s portion independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to bo paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Landlord shall, at Landlord’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ 150, on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. Owner shall: (a) provide necessary passenger elevator facilities at all times (b) freight elevator service shall be provided on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service. Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security:

32. Tenant has deposited with Owner the sum of $ 51,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may he required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, Including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within ten (10) business days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the lease, the security shall be returned to Tenant within fifteen (15) days of after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are Inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a least of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

35. If an excavation shall be made upon land adjacent to the demised promises, or shall be authorized to be made, Tenant shall afford to the person causing or authorised to cause such excavation, a license to enter upon the demised promises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to lime adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, all plate and other glass in the demised premises for and in the name of Owner.

Estoppel Certificate:

38. Tenant. at any time. and from time to time, upon at least ten (10) business days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and affect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this Lease, and, If so, specifying each such default and such other information as shall be required of Tenant.

Directory Board Listing:

39. If, at the request of. and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory boards listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owners estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other properly or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, that lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

RIDER ANNEXED HERETO AND MADE PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

/s/ Jeffrey D. Smith
Witness for Owner:	432 PARK SOUTH REALTY CO. LLC, Landlord

	BY: JEFFREY D. SMITH, Managing Member	[L.S]
Witness for Tenant:	/s/ Chaim Indig
PHREESIA, INC. Tenant

BY: CHAIM INDIG, CEO

ACKNOWLEDGEMENT

STATE OF NEW YORK,

ss.:

COUNTY OF

On the                    day of                                         in the year            , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 36.

1.  The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.  The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3.  No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.  No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.  Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

Address	432 PARK AVENUE SOUTH NEW YORK, NEW YORK 10016
Premises	ENTIRE 12TH FLOOR

TO 432 PARK SOUTH REALTY CO. LLC TO PHREESIA, INC.

STANDARD FORM OF
Loft Lease
The Real Estate Board of New York, Inc. Copyright 2004. All rights Reserved. Reproduction in whole or in part prohibited.

8.  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of those Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9.  Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10.  Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.  Owner shall have the right to prohibit any advertising by Tenant referencing the building which in Owner’s reasonable, good faith opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.  Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13.  Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14.  Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 14, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Dated OCTOBER in the year 2010

Rent Per Year

Rent Per Month
Term From To

Drawn by _____________________________________________________
Checked by ____________________________________________________
Entered by ____________________________________________________
Approved by ___________________________________________________

Company: ______________________	Smith & Shapiro __________________________________________________	S/N: PCF5-10919
Provided by: ____________________	Joshua Smith	Printed using Software from Professional Computer Forms Co. v. 12/04

RIDER TO LEASE BETWEEN

432 Park South Realty Co LLC., AS LANDLORD AND

PHREESIA, INC., AS TENANT

The following provisions were agreed to prior to the execution and delivery of this lease and are a part thereof. In case of any contradiction or inconsistency between any of the following provisions and the foregoing provisions of this lease, the following provisions shall prevail.

ARTICLE 41

PREMISES; TERM; USE;

41.01 PERMITTED USE. Notwithstanding Section 2 of the Lease, Tenant shall be free to use the Demised Premises for general, clerical (but not a boiler room), administrative and executive office use (including computer and data rooms ancillary thereto).

41.02 INTENTIONALLY DELETED

41.03 EARLY POSSESSION

Tenant shall have the right to take possession of the Demised Premises prior to the Commencement Date for the sole purpose of installing furniture, wiring, equipment or other personal property of Tenant and the Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions, and provisions of this lease, except as to the covenant to pay the annual rent or any additional rent.

41.04 ESTIMATE OF COMMENCEMENT DATE

Landlord makes no representations as to the date when the Demised Premises will be ready for Tenant’s occupancy and notwithstanding any date specified herein as the Commencement Date, it is understood that the same is an estimate. The Commencement Date shall be defined the later of (a) February 1, 2011 and (b) the date when the Demised Premises is “substantially completed.” The Demised Premises shall be deemed “substantially completed” and ready for occupancy on the date that Landlord’s work in the Demised Premises shall have been substantially completed and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration (i.e. “punchlist” items) remained to be performed, (the non-completion of which do not materially interfere with Tenant’s use of the Demised Premises) provided further that Landlord completes such punchlist items within thirty (30) days of the Commencement Date. Notwithstanding the foregoing, if the actual Commencement Date does not occur by March 1, 2011, Tenant shall receive a credit against annual rent due hereunder in an amount equal to the product of (x) $838.36 multiplied by (y) the number of days that elapse after March 1, 2011, until the occurrence of the Commencement Date, which credit shall be applied against the first installments of annual rent payable hereunder. In addition to the foregoing, to the extent that the Commencement Date has not occurred on or before April 1, 2011 Tenant may terminate this Lease as its sole and exclusive remedy by giving Landlord written notice on or prior to April 10, 2011. In such event, this Lease shall be deemed null and void and of no further force and effect as of the date of Tenant’s notice and Landlord shall promptly refund any prepaid rent, security deposits and all other fees (if any) previously advanced by Tenant under this Lease and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease.

ARTICLE 42

RENT; ADDITIONAL RENT;

42.01 ANNUAL RENTAL RATE

The Annual Rental Rate shall be payable in accordance with the printed portion of the Lease as follows:

Time Period	Per Year	Per Month
Commencement Date-1/31/12	$306,000.00	$25,500.00
2/1/12-1/31/13	$312,120.00	$26,010.00
2/1/13-1/31/14	$318,362.40	$26,530.20

42.02 ADDITIONAL CHARGES

Any charges payable in addition to the basic rent and/or additional rent expressly specified in this lease shall be deemed additional rent hereunder.

42.03 TAXES

Tenant agrees to pay as additional rent 6.25% of any and all increases in Real Estate Taxes above the Real Estate Taxes for the 2011/2012 New York City fiscal year (hereinafter referred to as the “Base Tax Year”) imposed on the Property with respect to every Tax Year or part thereof during the term of this lease following the Base Tax Year, whether any such increase results from a higher tax rate or an increase in the assessed valuation of the property, or, if any, “Property” shall mean the land and building of which the Demised Premises are a part. “Real Estate Taxes” shall mean taxes and assessment imposed thereon for any purpose whatsoever and also including taxes payable by Landlord to a ground lessor with respect thereto. Real Estate Taxes shall not include any income, capital levy, transfer, capital stock, franchise, gift, estate or inheritance tax or interest or penalties incurred by Landlord as a result of Landlord’s late payment of real estate taxes and/or assessments. If due to change in the method of taxation any franchise, income, profit, other tax, however, designated, shall be levied against Landlord’s interest in the property in whole or in part in lieu of any tax which would otherwise constitute Real Estate Taxes, such change in method of taxation shall be included in the term “Real Estate Taxes” for purposes hereof, “Tax Year” shall mean each period of twelve months commencing on the first day of July subsequent to the Base Tax Year, in which occurs any part of the term of this lease or such other period of twelve months occurring during the term of this lease as hereinafter may be duly adopted a the fiscal year for real estate tax purposes of the City of New York. All such payments shall be appropriately pro-rated for any partial Tax Years occurring during the second and last years of the term of this lease. A copy of the Tax Bill of the City of New York shall be sufficient evidence of the amount of Real Estate Taxes and calculation of the amount to be paid by Tenant.

Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid Tenant’s share of increases, Landlord shall, after deducting Landlord’s reasonable expenses in connection therewith including without limitation reasonable attorney’s fees and disbursements, return to Tenant Tenant’s pro-rata share of such rebate except that Tenant may not obtain any portion of the benefits which may accrue to Landlord from any reduction in Real Estate Taxes for any Tax Year below those imposed in the Base Tax Year.

The amount due under this provision shall be collected as additional rent without set-off or deduction and shall be paid in the following manner:

Any adjustment in rent occurring by reason of the tax year concerned and, after Landlord shall have furnished Tenant with a statement setting forth the Real Estate Taxes for the tax year concerned, all monthly installments of rent shall reflect 1/12th of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this paragraph.

If any tax statement is furnished to the Tenant after the commencement of the effective date of any such adjustment, there shall be promptly paid by Tenant to Landlord an amount equal to the portion of such adjustment allocable to that part of the tax year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said statement was furnished to Tenant.

The Landlord’s failure during the lease term to prepare and deliver any of the tax bills or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its right to collect any of the additional rent which may have become due during the term of this lease. The Tenant’s liability for the amounts due under this paragraph shall survive the expiration of the term.

In no event shall any rent adjustment hereunder result in a decrease in the Basic Annual Rent.

42.04 METHOD OF PAYMENT

(i) LATE FEES

If the Tenant shall fail to pay after the 10th day of the month any installment or payment of Basic Annual Rent or additional rents, the Tenant shall be required to pay a late charge of two cents for each one dollar which remains so unpaid. Such late charge is intended to compensate Landlord for additional expenses incurred by the Landlord in processing such late payments. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment.

(ii) APPLICATION OF MONEY PAID

If and whenever, Tenant is in arrears in payment of Basic Annual Rent or additional rent hereunder, or if Landlord receives any payment from Tenant, the Tenant waives its right, to designate the items under which any payments made by Tenant are to be credited, and the Tenant agrees that Landlord in its sole discretion may apply such of Tenant’s payments to any items or for any period(s) that Landlord chooses, notwithstanding any designation or request by Tenant as to the items or period(s) against which any such payments shall be credited.

42.05 SECURITY

(i) Supplementing Paragraph 32 of the printed portion of this Lease, the Rent Security shall be placed in an interest bearing account in a bank located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as administrative expense that portion of the interest received on such account which represents the maximum fee permitted under an applicable law which fee Landlord shall have the right to withdraw from time to time, as Landlord may determine. The balance of the interest shall be added to and held as part of the rent security under this Lease subject to and in accordance with the provisions of the foregoing Article. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the security deposited nor when Tenant is in default under the payment of any rent (beyond any applicable notice or grace period). If the Landlord applies or retains any part of the security deposited hereunder, the Tenant, within ten (10) days of Landlord’s demand, shall pay to Landlord as additional rent the amount so applied or retained so that Landlord shall have the full deposit as stated in Article 32 at all times during the term of this Lease. Failure to replenish the security account within said ten (10) days shall be a material default under this Lease.

In lieu of a cash security deposit, Tenant may, at Tenant’s option, deliver the security to Landlord in the form of a clean, irrevocable letter of credit in the amount of $51,000.00 in form and substance reasonably satisfactory to Landlord and the Issuing Bank (as hereinafter defined), issued by and drawable upon any reputable commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes the

State of New York and a member of the New York Clearing House Association (the “Issuing Bank”). The letter of credit shall (a) name Landlord as beneficiary, (b) be in the amount of $51,000.00, (c) have a term of not less than one (1) year, (d) permit multiple drawings, (e) be fully transferable by Landlord to any purchaser of the Real Property of which the Demised Premises are a part, (f) be payable to Landlord upon presentation of the letter of credit and a sight draft, and (g) contain as a condition to a draw the requirement of Landlord’s statement as to the existence of Tenant’s default under this Lease beyond any applicable notice and/or cure periods, if any. The letter of credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term through the date that is at least thirty days after the Expiration Date, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than sixty (60) days prior to the then-current expiration date of the letter of credit, stating that the Issuing Bank has elected not to renew the letter of credit. Landlord shall have the right to draw upon the letter of credit (in whole or in part) at any time or times that Landlord shall, under this Lease, be entitled to retain or apply all or any portion of the security. Landlord also shall have the right, upon receipt of a Non-Renewal Notice (and provided a substitute Letter of Credit is not delivered at least 20 days prior to the expiration of the letter of credit for which a Non-Renewal Notice was issued), to draw the full amount of the letter of credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the letter of credit pursuant to the terms of this Section 42.05 and Article 32 of this Lease. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the State of New York.

ARTICLE 43

UTILITIES; BUILDING SERVICES

43.01 GENERALLY

The Tenant shall make all arrangements for and pay for all utilities and services furnished to the Demised Premises or used by Tenant except as otherwise provided herein.

43.02 ELECTRIC;

The Demised Premises are separately sub metered for electricity. Tenant shall pay directly to Landlord as additional rent all electric current used in the Demised Premises for light or power or any other purpose for the exclusive use of the Demised Premises and the operation of fans and other devices in the heating, air conditioning and ventilating which exclusively serve the Demised Premises.

A.        Tenant shall keep all electric meters at the Demised Premises and all installation equipment in good working order and repair at Tenant’s own cost and expense (reasonable wear and tear excepted), in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the reasonable cost thereof from Tenant. Provided that Tenant is not then in default hereunder (beyond any applicable notice and cure periods), Landlord shall assign to Tenant any guaranty and warranty, covering such required repair, the Landlord may have obtained. Tenant shall pay for all such items consumed as shown on said meters within ten (10) days of the rendition of bills and charges rents and collect the same from Tenant as additional rent. Any such costs or expenses incurred or payments made by Landlord for any reason or purposes hereinabove stated shall be paid by Tenant to Landlord on demand or, at Landlord’s election, may be added to any subsequent installment or installments of Basic Annual Rent.

B.        Landlord shall not be responsible for the maintenance or repair of the Tenant’s electrical system from the point beyond and including the panel box serving the Tenant, air conditioning and ventilation systems including all mechanical equipment which serves the Tenant and piping and ducting within Tenant’s space, and lighting and lighting fixtures within Tenant’s space. Said repairs and maintenance shall be at Tenant’s sole cost and expense.

43.03 ELECTRIC SUBMETER;

If electric current is supplied by Landlord, Tenant covenants and agrees to purchase the same from Landlord or Landlord’s designated agent at charges, terms and rates set, from time to time, during the term of this lease by Landlord but not more than those specified in the service classification from the public utility corporation serving the part of the city where the building is located, plus 5.0 percent. Where more than one meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefore shall be rendered at such times as Landlord may elect. In the event that such bills are not paid within ten (10) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to Demised Premises without releasing Tenant from any liability under this lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service until such time as Tenant has made all such payments. Except as set forth herein, Landlord shall not in any wise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric services is changed or is no longer available or suitable for Tenant’s requirements. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the building or Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants,s or occupants. In addition to the installation of such riser or risers Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers of wiring installations. It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.

Landlord may discontinue any of the aforesaid services upon thirty (30) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued provided that a suitable replacement provider is procured. In the event Landlord gives such notice of discontinuance Landlord shall permit Tenant to receive such service direct from said public utility corporation, in which event, the tenant will at its own cost and expense, furnish and install all risers, service wiring and switches that may be necessary for such installation and required by the public utility corporation, in which event, the tenant will at its own cost and expense, maintain and keep in good repair all such risers, wiring and switches. Tenant shall make no alteration or additions to the electric equipment without the prior written consent or Landlord in each instance (such consent not to be unreasonably withheld or delayed). Rigid conduit only will be allowed. If any tax in imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to, and included in the bill of and paid by Tenant to Landlord.

43.04 NO ABATEMENT:

Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of any energy, elevator service, heat, or for any reason whatsoever and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

43.05 INTENTIONALLY DELETED

43.06 ELEVATOR SERVICE

Heat and/or manual elevator facilities shall not be provided on holidays deemed to be commercial building contract holidays of Local 32B-32J of Service Employees Union.

ARTICLE 44

LEASEHOLD IMPROVEMENTS; LANDLORD REPRESENTATIONS, TENANT

COVENANTS, TENANT OBLIGATIONS

44.01 LANDLORD’S WORK

Landlord shall perform the following Landlord work, at Landlord’s sole cost and expense, prior to February 1, 2011.

1.	Deliver Demised Premises vacant and in Broom Clean Condition
2.	Ensure that HVAC, bathroom(s) and electric are in good working order

3.	Restore the conference room door and glass panels and remove power and data poles in the middle of conference room
4.	Replace carpet in the Demised Premises where presently there is carpet at a cost no more than $22.00 per square yard
5.	Paint entire premises two coat of paint no more than three different colors.

44.02 LANDLORD WARRANTIES. Landlord hereby assures Tenant that (i) as of the Commencement Date, the plumbing, electrical, mechanical and heating and air conditioning systems servicing the Demised Premises will be in good operating condition, (ii) as of the Commencement Date, the Demised Premises will not contain any mold or asbestos Landlord shall, at Landlord’s sole cost and expense, furnish the following services: (i) customary heating, in Landlord’s reasonable judgment, for comfortable occupancy of the Demised Premises under normal business operations; (ii) (iii) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on business days, upon request of Tenant and subject to scheduling (availability of porters) and charges by Landlord. Tenant shall inspect the Demised Premises to make sure that Tenant has telecommunication riser access at a riser terminating at the telecommunications closets located at the Demised Premises (with the riser providing reasonably sufficient access to allow Tenant to bring T1/T3 lines to the Demised Premises).

Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building and the Demised Premises; (b) mechanical, HVAC (subject to Tenant’s obligations below in Section 44.12), electrical, plumbing and fire/life safety systems serving the Building in general and the Demised Premises (subject to Section 44.12 below); (c) all common areas of the Building; (d) roof and windows of the Building; and (e) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible, however Tenant cannot compel Landlord to make such repairs unless such disrepair directly impacts Tenant’s access to, physical use of, enjoyment or occupancy of the Demised Premise. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Demised Premises in making any repairs and in performance of the foregoing obligations.

44.03 ADDITIONAL WORK

The Tenant acknowledges and agrees that Landlord shall have no obligations, liability or responsibility of any nature with respect to any installations made by Tenant, nor shall Landlord at any time have any obligation, liability or responsibility of any nature with respect to any installations at any time made in the Demised Premises by or for Tenant, and Tenant agrees to maintain and/or replace, if necessary all of the same.

Landlord hereby agrees that so long as Tenant utilizes the Demised Premises for office use, then notwithstanding anything in the Lease to the contrary, Tenant shall not be responsible for (i) correcting any violations of any federal, state or local codes, ordinances, laws or regulations with respect to the Demised Premises or (ii) making any improvements or alterations to the Demised Premises to comply with any such codes, ordinances, laws or regulations.

44.04 TENANT’S ALTERATIONS

The Tenant shall have the right to make no alterations or improvements to the Demised Premises without Landlord’s consent that will not be unreasonably withheld or delayed, for the purpose of its business provided such alterations, improvements, or additions are made in accordance with the requirements of local ordinances and public authorities having jurisdiction thereover and further provided that the value of the property shall not be diminished thereby and further provided that:

(a)

Tenant or Tenant’s contractor shall carry worker’s compensation insurance in accordance with the statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and Samco Properties whose name and address have been furnished to Tenant shall be named as parties insured, but no less than two Million Dollars, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

(b)	Tenant shall furnish to Landlord a copy of all architectural drawing, plans or specifications for Landlord’s approval, which approval shall not be unreasonably withheld or delayed.

(c)	The Tenant will hold Landlord harmless for any and all violations concerning work, permits, and filing required, all of which will be done at Tenant’s sole cost and expense.

(d)	Each Contractor shall indemnify Landlord with an indemnity agreement as set forth in Exhibit “B”.

Notwithstanding the foregoing, Landlord’s consent (Tenant is still required to provided Landlord insurance pursuant to the subdivision (a) above) shall not be required, however, for any alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature (such as installing carpeting or wiring/cabling); (2) will not affect the structure of the Building or require an Alt II permit; and (3) does not cost more than $50,000.

Tenant shall also be entitled, without requiring any consent from Landlord, to install low-voltage data and telecommunications lines and equipment.

44.05 USE OF PUBLIC CORRIDORS FOR SHIPPING

The Tenant shall not ship or receive goods, merchandise or inventory or use the public corridors of the building to ship or receive same and Tenant shall not at any time use any hand trucks or other wheeled vehicles in the public or other corridors of the building. The aforesaid shall be restricted to the freight passageways and freight elevator.

44.06 MAINTAIN LICENSES AND PERMITS

The Tenant covenants and agrees to obtain and maintain, at its sole cost and expense, all licenses and permits from the governmental authorities having jurisdiction thereof, necessary for the conduct of Tenant’s business in the Demised Premises, and, Tenant will comply with all applicable laws, resolutions, rules, codes and regulations of any department, bureau or agency or any governmental authority having jurisdiction over the operation, occupancy, maintenance or use of the Demised Premises. The Tenant will indemnify and save owner harmless from and against any claims, penalty, loss, damage or expense, including reasonable attorneys fees of Landlord imposed by reason of violation of any such applicable law or the rules and regulations of any such governmental authority having jurisdiction thereof pertaining to the proposed use by Tenant of the Demised Premises.

44.07 COMPLIANCE WITH LAWS

Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Article, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.

44.08 COMPLIANCE WITH PRIVATE LAW

Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, of which the Tenant has received actual notice (ii) violate any laws or requirements of public authorities, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the building (iv) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage or liability elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, (v) cause or in Landlord’s reasonable opinion be likely to cause physical damage to the building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair, the appearance character or reputation of the building, (viii) discharge objectionable fumes, vapors or odors into the building air-conditioning system or into the building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants, (ix) impair or interfere with any of the building services or the proper and economic heating cleaning, air-conditioning or other servicing of the building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the building, any such impairment or interference to be in the sole judgment of Landlord.

44.09 HOLDOVER

If the Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this Lease, such holding over shall not be deemed to extend the term or renew the lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part hereof (even if such part shall be a small fraction) of a calendar month shall be the product of 1/12th of the highest annual rent rate set forth in this Lease multiplied by 2.0 plus all of the additional rent required to be paid by the Tenant under this Lease, which total sum Tenant agrees to pay to the Landlord promptly upon demand, in full, without set-off or deduction.

44.10 FLOOR LOAD

The Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load which said such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment used by the Tenant which causes vibration, noise, cold or heat shall be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The Landlord shall be under no obligation to reduce such vibrations, noise, heat or cold.

44.11 EXTERMINATION SERVICES

The Tenant at its sole cost and expense shall maintain such extermination services as are necessary to keep the Demised Premises free of pests and vermin at all times. Landlord represents and warrants that as of the Commencement Date the Demised Premises will be free of pests and vermin. Tenant shall object to this representation within 15 days from the Commencement Date failure to do so be deemed that Landlord’s representation regarding pest and vermin shall be deemed accurate.

44.12 AIR CONDITIONING CONTRACT

The Tenant covenants and agrees to obtain and maintain at Tenant’s sole cost and expense an air-conditioning maintenance contract for the maintenance of the heating unit and air-cooling unit, all of which serve only the Demised Premises with a reputable air-conditioning contractor acceptable to Landlord, at all times during the term of this Lease, and to promptly deliver a copy of such contract to the Landlord. The Tenant acknowledges and agrees that the Air-Conditioning Unit is Landlord’s property. If the Air-Conditioning Unit requires replacement, and such replacement is not because of the negligence or misuse thereof by Tenant or Tenant’s agents, servants or employees, and provided the Tenant has maintained said service contract in full force and effect throughout the term of the lease, then the Landlord shall be responsible for said replacement. The Tenant further agrees to pay for all electricity consumed in connection with the operation of such unit and for all permits required by any governmental agency.

44.13 SECURITY SYSTEM

The Tenant may install, maintain and repair its own security system and security devices at the Demised Premises inasmuch as Tenant is solely responsible for the installation of the security system and security devices at the Demised Premises. The Landlord shall not be liable and Tenant hereby releases Landlord from any and all liability for injury or damage to the personal property of the Tenant, or persons under Tenant’s control, caused by or resulting from theft, illegal entry or trespass, vandalism or any other similar cause and Tenant hereby agrees to indemnify and hold Landlord’s agents, servants, employees, contractors harmless of and from any and all claims against Landlord or such agents, employees, contractors of whatever nature arising from or out of such theft, illegal entry or trespass or any other similar act.

44.14 GARBAGE

Tenant hereby agrees not to allow garbage or refuse of any description to accumulate in or about the Demised Premises. If Tenant shall fail to do so, or shall fail to adopt and employ reasonably proper methods therefor, Landlord shall have the right to incur any disbursements necessary or advisable to effect such purpose and any sums so disbursed by Landlord shall be repayable to it by Tenant, and upon failure to pay the same within ten (10) days after presentation of bill therefor, same shall be added to and form a part of the next or any subsequently accruing installment of rent and be collectible therewith as such.

ARTICLE 45

ASSIGNMENT/ SUBLETTING

45.01 ASSIGNMENT/SUBLETTING

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not sublet, assign, mortgage or encumber this Lease or any of its rights or estates hereunder, without the prior written consent of the Landlord, which consent will not be unreasonably withheld and provided that the Tenant has fully complied with the covenants and conditions of this Lease on its part to be performed, nor sublet the Demised Premises or any part thereof, or suffer or permit, the Demised Premises, or any part thereof, to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. The prohibition against assignments shall include assignments by operation of law. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant (beyond any applicable notice or cure period), collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord’s consent to an assignment or subletting shall not, in any way, be construed to relieve Tenant from obtaining Landlord’s express written consent to any further assignment or subletting. In no event shall any permitted sublessee or assignee sublet or assign or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord’s prior written consent in each instance.

45.02 PROHIBITIONS TO ASSIGNMENT/SUBLET

No assignment or subletting of all or part of said Demised Premises shall be made to a business that is a non-profit institution, a messenger service, a union, a school, a business requiring meetings of groups of persons or public assembly, a government agency, or a business having substantially more persons than the Tenant employed on the leased Demised Premises or a business requiring manufacturing, shipping or warehousing (but not to include minor shipping or warehousing), nor as a restaurant, luncheonette, or other for the preparation and/or sale of food for on or off premises consumption, by a foreign or domestic (federal, state, local) governmental, quasi-governmental department, branch, division or agency or any such person or entity that claims or asserts governmental or diplomatic immunity, a gambling parlor, or by a utility company.

45.03 ASSIGNMENT/SUBLETTING PROCEDURES

In the event that (a) the Landlord consents to a proposed assignment or sublease and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consents within thirty (30) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Article before assigning this Lease or subletting all or part of the Demised Premises.

Tenant shall reimburse Landlord on demand for any reasonable out of pocket costs and legal fees that may be incurred by Landlord in connection with the assignment, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, (excluding possible litigation) which amount shall not exceed $500.00.

45.04 LANDLORD’S GUIDELINES

In the event that Tenant shall apply to the Landlord for consent to an assignment or sublease of the Demised Premises, the Landlord shall not unreasonably withhold or delay such consent, provided however, in determining whether to allow any such assignment or sublease the Landlord shall be supplied with financial statements, references and other information regarding the proposed assignee or sublessee as Landlord shall reasonably request. The following factors shall be considered by Landlord in its determination whether to allow any such assignment or sublease:

i.      The financial strength and reputation of the proposed assignee or sublessee relative to that of Tenant and

ii.     The type of business proposed to be operated by the assignee or sublessee.

In connection with Landlord’s review of any non-public documents and information furnished by Tenant in connection with a proposed assignment or subletting, Landlord agrees to hold such information in confidence and not to disclose such information to third parties, other than its attorneys, accountants, prospective purchasers of the Building, partners in the Landlord entity and current or prospective mortgagees or the attorneys of any of them, or as required by law. Landlord further agrees to inform any such attorneys, accountants, prospective purchasers of the Building, partners in the Landlord entity and current or prospective mortgagees or the attorneys of any of them that such information is confidential.

45.05 TENANTS OBLIGATION

No consent by the Landlord to an assignment or sublease shall relieve the Tenant of any liability to the Landlord for the faithful performance of all obligations of Tenant hereunder. If the Tenant believes that the Landlord has unreasonably withheld its consent, the Tenant sole remedy will be to seek a declaratory judgment that the Landlord has unreasonably withheld its consent or an order of specific performance. The Tenant will not have any right to any monetary damages. The restriction upon Tenant assigning or transferring its interest in this Lease shall apply to any such assignment or transfer which results from the sale or transfer of all or a controlling interest of the stock or beneficial interest in Tenant or from the consolidation or merger of Tenant with any other person or from bankruptcy, reorganization insolvency, dissolution or liquidation of the Tenant by operation of law or otherwise.

45.06 COLLECTION OF RENT

If this Lease be assigned or if the Demised Premises or any part thereof be underlet or occupied by anybody other than the Tenant, the Landlord, may, after default by the Tenant beyond any applicable notice or cure period), collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, and such collection shall not be deemed either a waiver of the covenant herein against assignment and subletting or the acceptance of the assignee, subtenant or occupant as tenant, or a release from the Tenant from the further performance by the Tenant of the covenants and conditions herein contained on the part of the

Tenant.

45.07 ASSIGNMENT AND SUBLEASE PROFITS

(a) If the aggregate of the amounts payable as Basic Annual Rent and as additional rent on account of Taxes, Expense Escalations-and electricity by a subtenant under a sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within 90 days after the end of each calendar year and within 90 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of (i) the portion of the Basic Annual Rent and all Tax Payments-which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease, plus (iv) the amount of any reasonable brokerage commissions, free-rent concessions, marketing costs and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease. “Other Sublease Considerations” means all sums paid for the furnishing of guaranteed services by Tenant or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property.

(b) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses. “Assignment Consideration” means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment of this Lease (including, without limitation, sums paid for the furnishing of services by Tenant).

45.08 ASSIGNMENT AND SUBLEASE EXCLUSIONS

Notwithstanding anything to the contrary above, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase (of either all or substantially all of Tenant’s stock or assets), merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond any applicable notice or cure period; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; and (4) Tenant shall give Landlord written notice (subject to any legal restrictions as to the timing of such notice) prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet all or part of the Demised Premises to a wholly owned corporation, partnership or other legal entity or to any affiliate, subsidiary or parent of Tenant (hereinafter, collectively, referred to as “Transfer to a Related Corporation”) without the consent of Landlord, provided: (i) Tenant is not in default under this Lease beyond any applicable notice or cure period; (ii) such proposed transferee operates the business in the Premises for the Use and no other purpose; and (iii) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Transfer to a Related Corporation. As used herein: (a) ‘parent’ shall mean a company which owns a majority of Tenant’s voting equity; (b) “subsidiary” shall mean a entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) ‘affiliate’ shall mean an entity controlled, controlling or under common control with Tenant.

ARTICLE 46

SUBORDINATION; DEFAULT AND INDEMNITY

46.01 DEFAULT

Notwithstanding anything contained in this Lease or at law or in equity to the contrary, it is expressly understood, acknowledged and agreed by Tenant that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any wise related hereto or the Demised Premises; it being further understood, acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally against any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord, or any person acting in connection herewith or executing this Lease in a trustee or fiduciary capacity on behalf of Landlord, but shall look solely to the equity of Landlord in the Building and the underlying land, and not to any other assets of Landlord, for the satisfaction of any and all remedies or claims of Tenant in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise, such exculpation of any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord or trustee or fiduciary from personal liability as set forth in this Article to be absolute, unconditional and without exception of any kind.

46.02 NOTICE OF DEFAULT

The Landlord shall not be in default under this Lease in any respect unless the Tenant shall have given the Landlord written notice of the breach by certified or registered mail, return receipt requested, and within thirty (30) days after notice, the Landlord has not cured the breach or if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion.

ARTICLE 47

INSURANCE CASUALTY; CONDEMNATION

47.01 INTENTIONALLY DELETED.

47.02 TENANT’S INSURANCE [Currently Under Review]

Supplementing Article 6 of this Lease:

A.        Tenant, at its sole cost and expense, shall maintain at all times during the term of this Lease and at all times when Tenant is in possession of the Demised Premises, a comprehensive policy of general liability insurance in which Landlord, Landlord’s managing agent, any mortgagees designated by Landlord, and Tenant, are the named insured, for any and all claims arising during the term of this Lease for damages or injuries to goods, wares, merchandise and property and/or for any personal injury or loss of life, in, upon or about the Demised Premises; protecting Landlord, Landlord’s managing agent, any mortgagees designated by Landlord, and Tenant against any liability whatsoever occasioned by accidents on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by a good and solvent insurance company, satisfactory to Landlord, in the amount of TWO MILLION AND 00/100 -- ($2,000,000.00)--DOLLARS per occurrence (combined single limit), THREE MILLION AND 00/100 ($3,000,000.00) DOLLARS in aggregate (inclusive of umbrella insurance). Tenant agrees to deliver to Landlord a certificate of endorsement of the aforesaid insurance policy and upon Tenant’s failure to provide and keep in force the aforementioned insurance, it shall be regarded as a material default, entitling Landlord to exercise any or all of the remedies as provided in this Lease.

B.        Tenant shall deliver to Landlord such policies or certificates of such policies no later than ten (10) days after the commencement of the term of this Lease. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insured such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be for a period of not less than one year and shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional named insured are given at least thirty (30) days prior written notice of such cancellation or modification, including, without limitation, any such cancellation resulting from the nonpayment or premiums. Landlord shall have the right at any time and from time to time, but no more frequently than once every year, to require Tenant to increase the amount of the insurance maintained by Tenant under this Article, so that the amount thereof, as reasonably determined by Landlord, adequately protects the interest of Landlord.

C.          Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Demised Premises or the personal property, fixtures, and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and its agents and their respective employees

C.        Tenant shall also obtain, at its own cost and expense, naming both Landlord, Landlord’s managing agent, any mortgagees designated by Landlord, and Tenant as named insured, fire insurance for all personal property which may be affixed to the realty now located in the Demised Premises and including any future installations.

D.        Notwithstanding anything herein to the contrary, nothing herein shall prevent Landlord from recovering in the event of fire or other loss under Landlord’s fire or other insurance coverage for all betterments and improvements by Tenant so affixed to the Demised Premises as to be considered part of the realty under law.

E.        Landlord to maintain insurance in reasonable standards for commercial Landlord in keeping with the size and standard of the building where the Demised Premises forms a part.

F.        Notwithstanding anything herein to the contrary, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Real Property or the Demised Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

ARTICLE 48

MISCELLANEOUS PROVISIONS

48.01 ACCEPTANCE OF RENT

Unless Landlord shall otherwise expressly agree in writing, acceptance of Basic Annual Rent or additional rent from anyone other than Tenant shall not relieve the Tenant of any of its obligations under this Lease, including the obligation to pay Basic Annual Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Basic Annual Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Basic Annual Rent or additional rent shall not be deemed to constitute Landlord’s consent to an assignment of this Lease or subletting or other occupancy of the Demised Premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this Lease. Any endorsement or statement on any check or any letter accompanying any letter or otherwise as payment as rent shall not be deemed an accord and satisfaction. Landlord’s acceptance of any check or payment shall be without prejudice to Landlord’s right to recover the balance of rent due or to pursue any other remedy available to Landlord pursuant to this Lease or otherwise.

48.02 INTENTIONALLY DELETED

48.03 “AIR RIGHTS”

Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the land or building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

48.04 INTENTIONALLY DELETED

48.05 BILL AND NOTICES: COPIES DEEMS AS ORIGINAL

In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate of any public official entitled to give the same to the effect that such charge appears of record on the books in its office and has not been paid. True copies of all bills from the City of New York shall be admissible in evidence in any trial between Landlord and Tenant without requiring said copies of bills to be certified by any governmental agency or authority.

48.06 BROKEN GLASS

Landlord, at its own cost and expense, shall replace all damaged or broken plate glass or other glass in or about the Demised Premises unless such damage was caused by Tenant’s negligent acts or omissions.

48.07 BROKER

Landlord and Tenant represent and warrant that they have dealt with no broker except Newmark & Company Real Estate, Inc. (d/b/a Newmark Knight Frank).(whose commission shall be paid solely by Landlord) in connection with the Demised Premises and this Lease and hereby agree to indemnify, defend and hold harmless each other against and from any and all loss, costs, liability, damage or expense (including, without limitation, reasonable attorney’s fees and disbursements) incurred by the other by reason of any claim of or liability to any other broker who shall claim to be entitled to a commission in connection with the Demised Premises or this Lease.

48.08 BUILDINGS DIRECTORY

The listing of any name other than that of the Tenant, whether on the doors or windows of the Demised Premises or on the building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises or to be deemed to be the consent of the Landlord; it being expressly understood that any such listing is a privilege extended by the Landlord revocable at will by notice to the Tenant. Notwithstanding the forgoing, Landlord shall provide Tenant with three(3) listings on the building directory at no additional charge.

48.09 EMERGENCY REPAIRS

Tenant shall permit Landlord and/or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the Demised Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the Demised Premises are located. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant’s use of the Demised Premises. If the Landlord is unable to arrange for admittance to the Demised Premises during any emergency, or if time does not permit the making of such arrangement, Landlord shall have the right to gain admittance to the Demised Premises by forcibly or otherwise breaking into the Demised Premises. The sole liability of the Landlord to the Tenant in such event shall be that Landlord shall be obligated to repair all damage caused by such breaking in within a reasonable time after the occurrence thereof.

48.10 INTENTIONALLY DELETED

48.11 INTENTIONALLY DELETED

48.12 INTENTIONALLY OMITTED

48.13 INTENTIONALLY DELETED

48.14 MERGER CLAUSE

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, covenants, promises, assurances, agreements, representations, conditions, guarantees, statements and understandings, and information whether conveyed orally or in writing between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or the Tenant. The Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and by executing and delivering this Lease, is not relying upon, and has not been induced to enter into this Lease by, any representations, except to the extent that the same are expressly set forth in this Lease or in other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease, and no such representations not so expressly herein set forth shall be used in the interpretation or construction of this Lease, and Landlord shall have no liability for any consequences arising as a result of any such representations not so expressly herein set forth.

48.15 INTENTIONALLY OMITTED

48.16 NO GRANTING OF LICENSES

Tenant covenants that Tenant will not without the written consent of the Landlord first obtained in each case, make or grant any license in respect of the Demised Premises or any part thereof, or in respect of the use thereof, and will not permit any such license to be made or granted.

48.17 NO AUCTIONS OR GOING OUT OF BUSINESS SALES

No public or private auction or “going out of business”, bankruptcy or similar sales or auctions shall be conducted in or from the Demised Premises. The Demised Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of business and not in a disreputable or immoral manner or in violation of national, state or local laws.

48.18 NO OFFER

The submission of this Lease to the Tenant shall not be construed as an offer, nor shall the

Tenant have any rights with respect thereto unless and until the Landlord shall, or its managing agent shall, execute a copy of this Lease and deliver the same to Tenant.

48.19 NO REPRESENTATIONS BY LANDLORD

Neither the Landlord nor its agents have made any representations with respect to the leased property except as is expressly set forth in the provisions of this Lease. The Tenant accepts the same “as is” as of the date hereof except as hereinafter provided. The Tenant does hereby acknowledge that no representations have been made by the Landlord or anyone acting on behalf of the Landlord as to the amount of square footage in the Demised Premises. The Tenant has inspected the Demised Premises and relies upon its own judgment in computing the square footage.

48.20 NO WAIVER

The following specific provisions of this article shall not be deemed to limit the generality of the provisions of this Lease:

a) No agreement to accept the surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by the Landlord. The delivery of keys to an employee of Landlord or its agent shall not operate as the termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant’s property in connection with such subletting.

b) The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Basic Annual Rent or additional rent due hereunder shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

d) Tenant agrees not to record this Lease. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording, which Tenant may record. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

48.21 NO WAIVER OF CONDITIONS

One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by Tenant or Landlord requiring the other party’s consent or approval shall not be construed to waive or render unnecessary such consent or approval to or of any subsequent similar act. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease.

48.22 NO WAIVER OF PAYMENT

No receipt of moneys by Landlord from Tenant, after the cancellation or termination hereof in any lawful manner, shall reinstate, continue or extend the term, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of rent and additional rent then due or thereafter falling due or operate as a waiver or the right of Landlord to recover possession of the Demised Premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceedings or other remedy, or after a final order or judgment for possession of the Demised Premises, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceedings, order or judgment; and any and all such moneys so collected shall be deemed to be payments on account of the use and occupation of the Demised Premises, or at the election of Landlord, on account of Tenant’s liability hereunder.

48.23 NOTICE

Any notice under this Lease, (except a demand for the payment of rent or additional rent, for which no written notice is required), must be in writing and shall be served personally, sent by registered or certified mail, return receipt requested or by an nationally recognized overnight courier to the last address to the party to whom notice is to be given as designated by such party in writing.

The Tenant hereby designates its address following the Commencement Date as:

PHREESIA, INC,

432 Park Avenue South, 12TH Floor,

New York, New York, 10016

Attention; Chief Financial Officer

Whenever Landlord is required or permitted to send any notice or demand to Tenant under or pursuant to this Lease, including, but not limited to any demand for rent or notice of default it may be given by Landlord’s agent, attorney, executor, trustee or personal representative, with the same force and effect as if given by the Landlord. The Landlord hereby advises Tenant that Landlord’s current agent is Samco Properties of 116 East 27th Street, New York, New York 10016.

48.24 PROCEEDING BETWEEN LANDLORD AND TENANT

Except as otherwise provided herein, it is hereby understood by and between the Landlord and the Tenant that the Tenant herein shall not be entitled to any abatement of rent or rental value or diminution of rent in any dispossess proceedings for a nonpayment of rent, by reason of any breach by the Landlord of any covenant contained in this Lease, on its part to be performed, and in any dispossess for nonpayment of rent, the Tenant shall not have the right of set-off by way of damage, recoupment or counterclaim any damages which the Tenant may have sustained by reason of the Landlord’s failure to perform any of the terms, covenants or conditions contained in this Lease, on its part to be performed, but the Tenant shall be relegated to an independent action for damages and such independent action shall not be at any time joined or consolidated with any action or proceeding to dispossess for nonpayment.

In the event Tenant shall be in default in the payment of rent reserved herein, or any item of additional rent herein mentioned, or a part of either, or in making any other payment herein required and Landlord shall have served upon Tenant a petition and notice of petition to dispossess Tenant by summary proceedings more then three separate occasions whether or not consecutive in any twelve (12) month period, then, notwithstanding that such defaults shall have been cured prior to the entry of a judgment against Tenant, any further similar default shall be deemed to be deliberate and Landlord may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely at the expiration of such three (3) day period was the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

48.25 REMEDIES

The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.

48.26 STATUS OF PARTIES

Nothing in this Lease shall be deemed to constitute the Landlord and the Tenant as partners, or business associates, or in any way responsible for the other.

48.27 SURVIVAL

Tenant’s obligation to pay basic rent, additional rent and any other charges hereunder shall survive the expiration or sooner termination of this Lease in accordance with its terms.

48.28 VENUE AND GOVERNING LAW

This Lease shall be deemed to have been made in New York County, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly to this Lease shall be litigated only in Courts located within the County of New York.

48.29 WAIVER OF TRIAL BY JURY AND NO SET-OFF

The Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or set off, of whatever nature or description, in any summary proceeding or action which may be instituted by the Landlord against the Tenant to recover rent, additional rent other charges, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification, thereof, relationship of Landlord and Tenant, or Tenant’s use or occupancy of said Demised Premises. This clause, as well as the “waiver of jury trial” provision contained in the printed portion of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the term thereof. Nothing herein contained, however, shall be construed as a waiver of Tenant’s right to commence a separate plenary action on a bona fide claim against Landlord.

48.30 WAIVER OF MONEY DAMAGES IN CERTAIN CIRCUMSTANCES

Whenever in this Lease the Landlord’s consent or approval is require in any provision of this Lease such consent or approval shall never be the basis for any award of damages or give rise to a right of set off to the Tenant, but shall be the basis for a declaratory judgment or specific injunction with respect to the matter in question. If the Landlord delays or refuses such consent or approval, the Tenant’s sole remedy shall be an action for specific performance to direct the Landlord to give the required consent; and Tenant shall not be entitled to make (and shall not make) any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed Landlord’s consent or approval.

48.31 DESTRUCTION/FIRE AND OTHER CASUALTY

Notwithstanding Section 9 of the Lease to the contrary, if all or any substantial portion of the Demised Premises or the Building is destroyed or made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Demised Premises and restore the Demised Premises, using standard working methods, to substantially the condition of the Demised Premises prior to the damage (or to such other condition as Tenant may proscribe which is reasonably acceptable to Landlord, but in no event less than restoring building standard installations) (“Completion Estimate”). If the Completion Estimate indicates that the Demised Premises cannot be made tenantable within 180 days from the date of such casualty(unless Tenant delays such process for any reason), then regardless of anything to the contrary in the Lease, tenant shall have the right to terminate this Lease as its sole and exclusive remedy by giving written notice to Landlord of such election within 10 days after receipt of the Completion Estimate. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease as its sole and exclusive remedy and Landlord does not substantially complete the repair and restoration the Demised Premises within one (1) month after the expiration of the estimated period of time set forth in the Completion Estimate, then Tenant may terminate this Lease as its sole and exclusive remedy by written notice to Landlord within fifteen (15) days after the expiration of such period.

48.32 SIGNAGE.

Tenant shall have the right, at its expense, to install and maintain customary entry signage at the entry to the Premises (subject to Landlord’s prior written consent – such consent not to be unreasonably withheld or delayed).

432 Park South Realty Co LLC,
LANDLORD

By:	/s/ Jeffrey D. Smith
Name: Jeffrey D. Smith
Title: Member

PHREESIA, INC., TENANT

By:	/s/ Chaim Indig
Name: CHAIM INDIG
Title: President

GUARANTY

As an inducement to 432 Park South Realty Co LLC.(“Landlord”), to enter into an agreement of lease dated as of the dated hereof (the “Lease”) with PHREESIA, INC., as tenant (“Tenant”) of ENTIRE 12TH FLOOR of 432 Park Avenue South, NEW YORK, NEW YORK, (the “Demised Premises”) the undersigned, (hereinafter, the “Guarantor”), being a shareholder of Tenant hereby absolutely, unconditionally and irrevocably guarantees to Landlord all rent and additional rent and other charges payable by Tenant under the Lease and/or use and occupancy (Month-to-Month Tenancy) (hereinafter collectively referred to as “Accrued Rent”), up to the “Surrender Date”. The “Surrender Date” means the date that Tenant shall have given Landlord one month’s prior written notice that Tenant intends to vacate and surrender the Demised Premises and Tenant shall then have performed all of the following: (a) Tenant is current on all of the rent and additional rent obligations under the Lease up through the date of such notice (b) vacated and surrendered the Demised Premises to Landlord (or its managing agent) free of all subleases or licensees and in broom clean condition, and so notified Landlord or such agent in writing, (c) delivered the keys personally or by a national recognized overnight carrier of the doors to the Demised Premises to Landlord (or its managing agent), (d) the personal delivery of a letter to Landlord stating that the demised premises are surrendered vacant and free of all tenancies and Notwithstanding such vacancy and surrender the Tenant (but not the Guarantor) shall continue to be liable under the terms of this Lease for breach thereof and no exception under this paragraph shall be deemed to release or otherwise relieve the Tenant of any liability whatsoever under the said lease.

i.        Guarantor shall not be liable under this Guarantee for any rent, additional or other charges or payments accruing under the Lease after the Surrender Date. Any security deposit under the lease shall not be credited against amounts payable by Tenant, or by Guarantor under the terms of this Guarantee. The acceptance by Landlord of payments under this Guarantee or the acceptance of a surrender of the Demised Premises shall not be deemed a release or waiver by Landlord of any obligation of the Tenant under the Lease, and Tenant’s obligations shall survive such acceptance and surrender.

ii.        Notwithstanding any payments made by Guarantor hereunder, the Guarantor shall not be subrogated to any of the rights of Landlord against Tenant for any payment, nor shall the Guarantor seek any reimbursement from Tenant in respect of payments made by such Guarantor hereunder until all of the amounts due or becoming due to Landlord under the Lease have been paid.

iii.        This Guarantee is absolute and unconditional, up to the Surrender Date, and is a guarantee of payment and performance, not of collection. This Guarantee may be enforced without the necessity of restoring to or exhausting any other security or remedy, and without the necessity at any time of having recourse to Tenant. The validity of this Guarantee shall not be affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord under the Lease. Unless otherwise terminated in writing by the parties, Guarantor agrees that this Guarantee shall remain in force and effect as to any assignment, transfer, renewal, modification or extension of the Lease whether or not Guarantor shall have received any notice of or consented to such renewal, modification, extension, assignment or transfer.

iv.        The granting of any extensions of time or the forbearance or failure of

Landlord to insist upon strict performance or observance of any of the terms of the Lease, or otherwise to exercise any right therein contained, shall not be construed as a waiver as against Tenant or Guarantor of any such term or right and the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach. The Guarantor waives notice of any and all defaults by Tenant in the payment of annual rent, additional rent, or other charges, and waives notice of any and all defaults by Tenant in the performance of any of the terms, of the Lease on Tenant’s part to be performed.

v. Guarantor further agrees that if Tenant becomes insolvent or shall be adjudicated a bankrupt or shall file for reorganization or similar relief or if such petition is filed by creditors of Tenant, under any present or future Federal or State law, Guarantor’s obligations hereunder may nevertheless be enforced against the Guarantor. The termination of the Lease pursuant to the exercise of any rights of a trustee or receiver in any of the foregoing proceedings, shall not affect Guarantor’s obligation hereunder or create in Guarantor any setoff against such obligation. Neither Guarantor’s obligation under this Guarantee nor any remedy for enforcement thereof, shall be impaired, modified or limited in any manner whatsoever by any impairment, modification, waiver or discharge resulting from the operation of any present or future provision under the National Bankruptcy Act or any other statute or decision of any court. Guarantor further agrees that its liability under this Guarantee shall be primary and that in any right of action which may accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor for its obligations expressly set forth herein and Tenant, or may proceed against either guarantor or Tenant without having any action against or having obtained any judgment against Tenant or Guarantor.

vi. Guarantor will pay reasonable attorneys’ fees, court costs and other expenses incurred by Landlord in enforcing or attempting to enforce this Guarantee.

vii. This Guarantee is made and delivered in New York, New York and shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to the conflicts of laws principles thereof. Guarantor hereby waives any right to trial by jury in any action or proceeding arising out of this Guarantee.

All terms and provisions herein shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the assigns and successors of Guarantor.

IN WITNESS WHEREOF, the Guarantor has signed this guarantee on the day of             October, 2010.

Guarantor
/s/ Chaim Indig

(residence)

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On this day of October in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Chaim Indig personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

/s/ Lourdes Zapatero
LOURDES ZAPATERO
Notary Public - State of New York
No. 01ZA6190527
Qualified In New York County
My Commission Expires July 28, 2012

[To be retyped on Letterhead of Tenant’s General Contractor, addressed to

432 Park South Realty Co LLC

116 East 27th Street

New York, New York 10016

RE:                    Tenant: PHREESIA, INC.,

Premises:          The Entire 12TH Floor at 432 Park Avenue South, NYC

The undersigned contractor or subcontractor (hereinafter called “Contractor”) has been hired by the Tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (hereinafter called “Work”) for Tenant in the Tenant’s Premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called “Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1)

Contractor agrees to indemnify and save harmless the Landlord, any Superior Lessor and any Superior Mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2)	Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

a)

Workers’ Compensation and Employers’ Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b)

Commercial General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and Contractual Liability (to specifically include coverage for the

EXHIBIT “A”

indemnification clause of this Agreement) for not less than the following limits:

Combined	Single Limit
Bodily	Injury and
Property	Damage Liability: 2,000,000 (written on a per occurrence basis)

c)	Commercial Automobile Liability Insurance (covering all owned,
non-owned	and/or hired motor vehicles to be used in connection with the
Work)	for not less than the following limits:

Bodily Injury:	$2,000,000 per person
$2,000,000 per occurrence
Property Damage:	$2,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord 10 days prior written notice of the cancellation of any of the foregoing policies.

3)	Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:
a)	Commercial General Liability Insurance Including Protective and Contractual Liability Coverage with limits of liability at least equal to the above stated limits.
b)	Commercial Automobile Liability Insurance (covering all owners, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$2,000,000 per person
$2,000,000 per occurrence
Property Damage:	$2,000,000 per occurrence

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this	day of	, 2004
(Contractors Name and Signature)
(Name)
By:

EXTENSION AND MODIFICATION OF LEASE

(this “Amendment”)

AGREEMENT made this 27th day of June, 2013 (this “Amendment”) between 432 Park South Realty Co, LLC with offices at 116 East 27th Street, 3rd Floor, New York, New York 10016, (hereinafter referred to as “Landlord”), and PHREESIA, INC. with offices at 432 Park Avenue South, New York, New York 10016 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, the Landlord and Tenant had entered into a lease (hereinafter referred to as “Lease”) dated October 25, 2010, for the entire 12th Floor (hereinafter referred to as “Demised Premises”) in the building known as 432 Park Avenue South New York, New York (hereinafter referred to as “Building”) for a term that commenced on February 1, 2011 and was set to terminate on January 31, 2014 and WHEREAS, the parties intend to extend the term of the Lease on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.        All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them from the Lease.

2.        The term of the Lease is hereby extended through January 31, 2016 (hereinafter referred to as the “Extended Lease Term”).

3.        Landlord and Tenant agree that the rent(a continuation of the rent schedule set forth in paragraph 42.01 of the Lease) during the Extended Lease Term shall be as follows:

Time Period	Per Year	Per Month
2/1/14-1/31/15	$327,913.27	$27,326.11
2/1/15-1/31/16	$337,750.67	$28,145.89

4.        Except as provided for in this Agreement, all terms and conditions of the Lease shall be and continue to be in full force and effect. Facsimile/PDF signatures shall be deemed as originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the day and year first above written.

LANDLORD

432 Park South Realty Co LLC

/s/ Jeffrey D. Smith
By:	Jeffrey D. Smith, General Partner

TENANT

PHREESIA, INC.

By:	/s/ Thomas Altier, CFO

SECOND EXTENSION, MODIFICATION AND EXPANSION OF LEASE

(this “Amendment”)

AGREEMENT made this 13th day of May, 2015 (this “Amendment”) between 432 Park South Realty Co, LLC with offices at 116 East 27th Street, 3rd Floor, New York, New York 10016, (hereinafter referred to as “Landlord”), and PHREESIA, INC. with offices at 432 Park Avenue South, New York, New York 10016 (hereinafter referred to as “Tenant”).

W I T N E S S E T H :

WHEREAS, the Landlord and Tenant had entered into a lease (hereinafter referred to as “Original Lease”) dated October 25, 2010, for the entire 12th Floor (hereinafter referred to as “Current Demised Premises”) in the building known as 432 Park Avenue South, New York, New York (hereinafter referred to as “Building”);

WHEREAS, the Landlord and Tenant had entered into an Extension and Modification of Lease dated June 27, 2013 (hereinafter referred to as “1st Mod”) in which amongst other items Landlord and Tenant extended the term of the Lease through and including January 31, 2016. The Original Lease and the 1st Mod shall hereinafter collectedly be referred to as the Lease; and

WHEREAS, Tenant now seeks to rent and Landlord now seeks to lease to Tenant the entire rentable area of the 13th floor in the Building (hereinafter referred to as the “Expanded 13th Floor Premises”) and Landlord and Tenant wish to incorporate the Expanded 13th Floor Premises and the Current Demised Premises and make all of the terms and conditions of the Lease other than as expressly set forth herein apply to the Expanded 13th Floor Premises and the Current Demised Premises (and it is hereby acknowledged that the Current Demised Premises and the Expanded 13th Floor Premises shall collectively hereinafter be referred to as the “Demised Premises”), it is agreed as follows:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.        All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Lease. The clauses set forth above under the heading “WITNESSETH” are hereby incorporated into and made a part of this Amendment.

2.        The term of the Lease is hereby extended through January 31, 2021 (hereinafter referred to as the “Extended Lease Term”).

3.        The Landlord and Tenant agree that the paragraph 42.01 shall be amended to continue the rent schedule [for the 12th Floor of the Demised Premises] as follows:

Time Period	Per Year	Per Month

2/1/16-1/31/17	$405,000.00	$33,750.00

2/1/17-1/31/18	$415,125.00	$34,593.75

2/1/18-1/31/19	$425,503.13	$35,458.59

2/1/19-1/31/20	$436,140.70	$36,345.06

2/1/20-1/31/21	$447,044.22	$37,253.69

3a.        As of the Expanded 13th Floor Premises Rent Commencement Date (defined below) Tenant hereby hires and leases from Landlord and Landlord hereby leases to Tenant the Expanded 13th Floor Premises.

4.        Except as set forth below, the Tenant shall commence paying monthly rent for the Expanded 13th Floor Premises on the later of (x) December 1, 2015 and (y) three (3) business days after (i) Landlord substantially completes (the word “substantially complete(s)” and/or “substantial completion” shall be the same definition as set forth in paragraph 41.04 of the Lease) all of the work described in the Expanded 13th Floor Work Letter (defined below) and (ii) delivers possession of the Expanded 13th Floor Premises to Tenant, free of all tenants and occupants and in broom clean condition (hereinafter the “Expanded 13th Floor Premises Rent Commencement Date”) as follows:

Time Period	Per Year	Per Month
Expanded 13th Floor Premises Rent Commencement Date -1/31/17	$405,000.00	$33,750.00
2/1/17-1/31/18	$415,125.00	$34,593.75
2/1/18-1/31/19	$425,503.13	$35,458.59
2/1/19-1/31/20	$436,140.70	$36,345.06
2/1/20-1/31/21	$447,044.22	$37,253.69

In the event that the Expanded 13th Floor Premises Rent Commencement Date does not occur on the beginning of a calendar month then per diem adjustments shall be made in order for the Expanded 13th Floor Premises Rent Commencement Date to commence on the next calendar month. Landlord shall at its sole cost and expense perform the work to the Expanded 13th Floor Premises as set forth in Exhibit “A” of this Amendment, prior to the Expanded 13th Floor Premises Rent Commencement Date (hereinafter referred to as the “Expanded the 13th Floor Work Letter”). All such work shall be performed in a professional, workmanlike and first class manner. Landlord shall complete any and all “punch list” items within thirty (30) days after the Expanded 13th Floor Premises Rent Commencement Date (subject to long lead items that Tenant ordered that require either fabrication or arriving late from manufacturer). All of Landlord’s warranties set forth in paragraph 44.02 of the Lease shall apply to the Expanded 13th Floor Premises as of the Expanded 13th Floor Premises Rent Commencement Date except with respect to the telecom closet language. .

5.        As of the Expanded 13th Floor Premises Rent Commencement Date, Tenant shall pay 6 1/4% of the Real Estate taxes over the 2015/2016 New York City fiscal Year. Such payment shall be made in the same manner and accordance with paragraph 42.03 of the Lease.

6.        As of the Expanded 13th Floor Premises Rent Commencement Date, Tenant shall pay as additional rent, the sum of $250.00 per month for water charges with respect to the Expanded 13th Floor Premises.

7.        As of the Expanded 13th Floor Premises Rent Commencement Date, Tenant shall pay as additional rent the sum of $250.00 per month for sprinkler charges with respect to the Expanded 13th Floor Premises.

8.        The amount set forth in paragraphs 4, 5, 6 and 7 of this Agreement are in addition to any other charges set forth in this Agreement and/or Lease.

9.        It is currently intended that Tenant and its employees, visitors, invitees, guests and occupants of the Demised Premises will be able to routinely access each floor of the Demised Premises via use of the internal fire escape stairs for the ordinary conduct of its business. If during the term of the Lease Tenant or its employees, visitors, invitees, guests and occupants are unable to routinely access each floor of the Demised Premises via use of the internal fire escape stairs for the ordinary conduct of its business as a result of any requirement of law, regulation or code or if prohibited by any governmental authority then in such case Tenant will notify Landlord and Landlord shall at Landlord’s sole cost and expense and, within ninety (90) days of receiving Tenant’s notice of the same, commence to construct (and diligently pursue the completion of) an internal staircase within the Demised Premises between the 12th and 13th floors (Landlord shall not be required to build a staircase anytime after 2/1/2019). Such internal staircase will be provided in a form and location mutually agreed to by Tenant and Landlord acting reasonably. Upon termination or expiration of the Lease, Tenant shall not have any obligation to remove the internal staircase or otherwise return the Demised Premises to their condition prior to the installation of the internal staircase.

10.        Effective as of the January 1, 2015 paragraph 42.03 of the Original Lease shall be modified where in which 2011/2012 Base Tax Year shall be modified to 2015/2016 (and which for the sake of clarity shall apply to both the 12th and 13th floors).

11.        Except as provided for in this Amendment, all terms and conditions of the Lease shall be and continue to be in full force and effect. In the event of a conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, but all of which together shall constitute but one and the same instrument. Signatures to this Amendment transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means which preserves the original graphic and pictorial appearance of the Amendment, shall have the same effect as physical delivery of the paper document bearing the original signature.

12.        The terms of this Amendment shall be kept strictly confidential and Tenant shall not disclose the terms of this Amendment to any third party other than its directors, attorneys, lenders, accountants and advisors who are under a duty of confidentiality. Tenant shall redact all business terms of this Amendment if required to be shared with a third party unless such third party has a “need to know” such terms in connection with its relationship with the Tenant (e.g. an accountant).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the day and year first above written.

LANDLORD

432 Park South Realty Co LLC

/s/ Jeffrey D. Smith
By:	Jeffrey D. Smith, General Partner

TENANT

PHREESIA, INC.

/s/ Thomas Altier
By:	Thomas Altier CFO

WORK LETTER     Violet 646-760-7416

13th Floor

•	Recarpet using Building standard, Tenant to spec carpet within 60 days from the date hereof.
•	Door Security swipe cards as performed by Target (this maybe performed after the Expanded 13th Floor Premises Rent Commencement Date)

•	Paint entire Demised Premises two coats of paint white
•	Enclose freight door after move in (this will be performed after the Expanded 13th Floor Premises Rent Commencement Date)
•	Enlarge Kitchen to area of the IT room
•	Kitchen reconfigure cabinets, Tenant to purchase appliances
•	Install glass enclosures on rooms along the east interior wall to be consistent with other glass enclosed offices on 13th floor

12th Floor

Landlord to promptly and diligently perform work for the 12th Floor work at anytime from now upon request of Tenant, therefore, these items will not toll or delay the Expanded 13th Floor Premises Rent Commencement Date.

•	Fix Bathroom

•	Fix windows in back corner conference room

•	Fix ceiling tiles in back corner conference room

•	Middle conference room split into two office with glass walls.